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                                                                    Exhibit 4.10

                      GLOBAL CAPITAL SECURITIES CERTIFICATE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PUERTO RICO UNIFORM SECURITIES ACT OR ANY OTHER STATE OR COMMONWEALTH OF PUERTO RICO SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF SANTANDER BANCORP THAT (a) THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO SANTANDER BANCORP OR A SUBSIDIARY THEREOF OR TO THE TRUST, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) TO A "NON U.S. PERSON" IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUBJECT, IN THE CASE OF CLAUSES (5) OR
(6), TO THE RECEIPT BY SANTANDER BANCORP AND THE TRUST OF AN OPINION OF COUNSEL OR SUCH OTHER EVIDENCE ACCEPTABLE TO SANTANDER BANCORP AND THE TRUST THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (7) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND THAT
(b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN THE AMENDED AND RESTATED DECLARATION OF TRUST AND DELIVER TO THE TRANSFEREE (OTHER THAN A QUALIFIED INSTITUTIONAL BUYER) PRIOR TO THE SALE A COPY OF THE TRANSFER RESTRICTIONS APPLICABLE HERETO (COPIES OF WHICH MAY BE OBTAINED FROM SANTANDER BANCORP).

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF FEBRUARY 28, 2006 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE DECLARATION TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS

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PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S.
DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96 23, 95 60, 91 38, 90 1 OR 84 14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING OR THE REQUIREMENTS OF U.S. DEPARTMENT OF LABOR REGULATION
SECTION 2550.401c 1 ARE SATISFIED SUCH THAT THE CAPITAL SECURITIES CERTIFICATE HELD BY THE PURCHASER OR HOLDER DOES NOT CONSTITUTE "PLAN ASSETS" AND, IN THE CASE OF ANY PURCHASER OR HOLDER RELYING ON ANY EXEMPTION OTHER THAN PTCE 96 23, 95 60, 91 38, 90 1 OR 84 14 OR U.S. DEPARTMENT OF LABOR REGULATION SECTION 2550.401c 1, HAS COMPLIED WITH ANY REQUEST BY THE DEPOSITOR OR THE ISSUER TRUST FOR AN OPINION OF COUNSEL OR OTHER EVIDENCE WITH RESPECT TO THE AVAILABILITY OF SUCH EXEMPTION. ANY PURCHASER OR HOLDER OF THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96 23, 95 60, 91 38, 90 1 OR 84 14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING OR U.S. DEPARTMENT OF LABOR REGULATION SECTION 2550.401c 1.

Certificate Number 001                    Number of Capital Securities 5,000,000

CUSIP NO. ______

                    Certificate Evidencing Capital Securities
                         of Santander PR Capital Trust I
                        7.00% Trust Preferred Securities
                  (liquidation amount $25 per Capital Security)

     Santander PR Capital Trust I, a statutory trust created under the laws of the State of Delaware (the "Issuer Trust", hereby certifies that Santusa Holding, S.L. (the "Holder") is the registered owner of Five Million (5,000,000) Capital Securities of the Trust representing an undivided preferred beneficial interest in the assets of the Trust and designated the Santander PR Capital Trust I 7.00% Trust Preferred Securities (liquidation amount $25 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust and Trust Agreement of the Issuer Trust, dated as of February 28 2006, as the same may be amended from time to time (the "Trust Agreement"), among Santander BanCorp, as Depositor, Banco Popular de Puerto Rico, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Holders of Trust Securities, including the designation of the terms of the Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of February 28, 2006, (the "Guarantee Agreement"), by and between Santander BanCorp, as Guarantor, and Banco Popular de Puerto Rico, as Guarantee Trustee, to the extent provided therein. The Issuer Trust will furnish a copy of the Issuer Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the Administrative Trustees of the Issuer Trust have executed this certificate this 28th day of February, 2006.

                                        SANTANDER PR CAPITAL TRUST I


                                        By:
                                            ------------------------------------
                                        Name: Juan P. Perez Hanley
                                        Title: Administrative Trustee


                                        By:
                                            ------------------------------------
                                        Name: Juan Diaz Soultaire
                                        Title: Administrative Trustee

                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Capital Securities referred to in the above mentioned Trust Agreement.

Dated: February 28, 2006                BANCO POPULAR DE PUERTO RICO,
                                        as Property Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

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                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to: _____________________________________________ (Insert assignee's social security or tax identification number) ___________________ (Insert address and zip code of assignee) and irrevocably appoints ____________________________________________ agent to transfer this Capital
Security Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.


Dated:                                  Signature:
       ------------------------------              -----------------------------
                                        (Sign exactly as your name appears on
                                        this Capital Security Certificate) The
                                        signature(s) should be guaranteed by an
                                        eligible guarantor institution (banks,
                                        stockbrokers, savings and loan
                                        associations and credit unions with
                                        membership in an approved signature
                                        guarantee medallion program), pursuant
                                        to S.E.C. Rule 17Ad-15.